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                                                                   Exhibit 21.1

                         SUBSIDIARIES
                              OF
                     BMC INDUSTRIES, INC.



1.       Buckbee-Mears Europe GmbH
2.       BMC Industries Foreign Sales Corporation
3.       Buckbee-Mears Hungary Kft.
4.       Vision-Ease Lens, Inc.
5.       Vision-Ease Lens Azusa, Inc.
6.       Vision-Ease Europe Limited
7.       Vision-Ease Canada, Ltd.
8.       P. T. Vision-Ease Asia, joint venture with P.T. Astron Lensindo Nusa